SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 28, 2014 (January 23, 2014)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2014, Synovus Financial Corp. (the “Company”) announced the appointment of Mr. Allan E. Kamensky as the Company’s Executive Vice President, General Counsel and Corporate Secretary, effective February 10, 2014.

Mr. Kamensky, age 52, currently practices law as a Partner at Page, Scrantom, Sprouse, Tucker & Ford, P.C. (“Page, Scrantom”) in Columbus, Georgia where his practice has been focused on banking, lending and real estate law, commercial transactions, workouts, loan sales, banking litigation, bank regulatory matters and zoning. He has been with Page, Scrantom since November 1997. Prior to that time, he practiced law with Self, Mullins, Robinson, Marchetti and Kamensky, P.C., King and Kamensky, P.C. and Sprouse, Tucker & Ford, P.C. in Columbus, Georgia. Mr. Kamensky earned his Bachelor’s degree from Tulane University in 1983 and his Juris Doctor degree from The University of Georgia School of Law in 1986.

Mr. Kamensky will not be entering into an employment agreement with the Company. In connection with Mr. Kamensky’s appointment as Executive Vice President, General Counsel and Corporate Secretary, Mr. Kamensky will receive a base salary of $400,000 per year. Mr. Kamensky also will be eligible to participate in any other compensation programs that are available to the Company’s executive officers, all as described in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on January 24, 2014 and in the Company’s proxy statement for its 2013 annual meeting of shareholders as filed with the SEC on March 15, 2013.

In addition, as part of his compensation, Mr. Kamensky will receive an award of $100,000 in restricted stock units (“RSUs”), which grant will be made effective February 10, 2014 (the “Effective Date”). The number of shares of Company common stock underlying such RSUs will be determined based upon the fair market value of the Company’s common stock on the Effective Date. The RSUs vest after three years of service, with one-third of the RSUs vesting for each year of service following the Effective Date.

No family relationships exist between Mr. Kamensky and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Kamensky and any other person pursuant to which Mr. Kamensky was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Kamensky has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The Company previously disclosed on a Current Report on Form 8-K on October 10, 2013, that Mr. Samuel F. Hatcher, the Company’s current Executive Vice President, General Counsel and Corporate Secretary, announced on October 6, 2013 that he intended to retire from the Company in the near future, and that he expected to make his retirement effective during the first or second quarter of 2014, in connection with the selection and appointment of his successor. As of February 10, 2014, Mr. Hatcher will resign from his position as Executive Vice President, General Counsel and Corporate Secretary; however, he will remain employed by the Company for an indefinite period of time to assist with transitional and other matters.

The Company issued a press release on January 23, 2014, announcing Mr. Kamensky’s appointment as Executive Vice President, General Counsel and Corporate Secretary, as well as Mr. Hatcher’s resignation from such position. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued on January 23, 2014, by Synovus Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Dated: January 28, 2014	By:	/s/ Kessel D. Stelling
Kessel D. Stelling
Chief Executive Officer, President and Chairman of the Board

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